UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2021

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, People’s Republic of China	072550
(Address of principal executive offices)	(Zip Code)

(86) 312-8698215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 14, 2021, IT Tech Packaging, Inc. (the “Company”) agreed to sell to certain institutional investors who executed a securities purchase agreement dated as of January 14, 2021 (the “Purchase Agreement”) and to certain other investors who did not execute the Purchase Agreement but relied solely on the Company’s prospectus dated January 14, 2021 contained in the Registration Statement (as defined below), an aggregate of 26,181,818 shares (the “Shares”) of common stock, par value $0.001 (the “Common Stock”) and 26,181,818 warrants (the “Warrants”) to purchase up to 26,181,818 shares of the Common Stock (the “Warrant Shares” and collectively with the Shares and the Warrants, the “Securities”) in a best-efforts public offering for gross proceeds of approximately $14.4 million (the “Offering”). The purchase price for each share of Common Stock and the corresponding Warrant sold in the Offering was $0.55.

The Warrants are exercisable commencing on January 20, 2021 at an exercise price of $0.55 and will expire on January 20, 2026.. In the event of a stock split, stock dividend, combination, subsequent right offering or reclassification of the outstanding shares of Common Stock, the exercise price and the number of shares issuable upon exercise of the Warrants shall be proportionately adjusted.

The Company agreed not to enter into any subsequent issuance of Common Stock from January 14, 2021 until thirty (30) days after the closing of the Offering.

Concurrently with the execution of the Purchase Agreement, certain officers and directors and 5% shareholders of the Company entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, among other things, not to sell or dispose of any shares of Common Stock which are or will be beneficially owned by them for ninety (90) days following the closing of the Offering.

The Company entered into a placement agency agreement dated January 14, 2021 (the “Placement Agency Agreement’) with Maxim Group LLC, as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the Offering.  The Company agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for certain expenses, including for fees and expenses related to legal expenses limited to $65,000.

The Securities were offered by the Company pursuant to effective registration statements on Form S-1 (File No. 333-251562 and File No. 333- 252112), which became effective on January 14, 2021 (the “Registration Statement”). The Company currently intends to use the net proceeds from the Offering for general corporate and working capital purposes. The Offering was consummated on January 20, 2021.

A copy of the Placement Agency Agreement, the form of the Purchase Agreement, the form of the Lock-up Agreement, and the form of Warrant are attached hereto as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Placement Agency Agreement, the Purchase Agreement, the Lock-up Agreement and the Warrants are subject to, and qualified in their entirety by, such documents.

On January 14, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

10.1	Letter Agreement, dated January 14, 2021 by and between IT Tech Packaging, Inc. and Maxim Group LLC.

10.2	Form of Securities Purchase Agreement among IT Tech Packaging, Inc. and certain institutional investors.

10.3	Form of Lock-up Agreement among IT Tech Packaging, Inc. and certain individuals.

99.1	Press Release dated January 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: January 20, 2021	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

3